Exhibit 99.1

ALESCO FINANCIAL INC. AND COHEN & COMPANY AGREE TO MERGE

Transaction Expected to be Accretive to AFN Shareholders Who are Expected to Benefit

from Significant Cost Savings, Diversified Revenue and Fee Income Streams

Combined Company Expected to Gain Greater Access to New Capital and Talent

Combined Company Positioned to Pursue Value Creation Opportunities in Credit Fixed

Income Market Dislocation

Philadelphia, PA – February 20, 2009 – Alesco Financial Inc. (NYSE: AFN), a specialty finance real estate investment trust externally managed by Cohen & Company, a privately-held investment firm specializing in credit related fixed income investments, today announced the signing of a definitive merger agreement between the two companies.

AFN’s Board of Directors and Cohen & Company’s Board of Managers have each unanimously approved the transaction. Cohen & Company will merge with a wholly-owned subsidiary of AFN and will survive the merger as a subsidiary of AFN. In the merger, members of Cohen & Company will have the option to exchange each of their membership units in Cohen & Company for either shares of common stock of AFN, or replacement units of membership interest in Cohen & Company which may be exchanged into shares of AFN in the future. Holders of common stock of AFN will continue to hold their shares of AFN. AFN will continue to be a publicly traded entity and is expected to operate as a C-Corp for tax purposes. Pursuant to the merger agreement, AFN will complete a 1 for 10 reverse split of its common stock. It is currently expected that former shareholders of AFN will own 62.4% of the shares of AFN’s common stock immediately after the merger and former unit holders of Cohen & Company will hold the balance; however, the actual percentages will not be known until members of Cohen & Company have made their elections to receive AFN common stock or replacement units of Cohen & Company. If all Cohen & Company membership interests were to be converted into AFN shares, current AFN shareholders would own 38.5%, and former Cohen & Company members would own 61.5%, of the combined company. Cohen & Company will be treated as the acquirer for accounting purposes.

The terms of the merger agreement include a “Go Shop” provision for AFN to pursue superior merger or other strategic opportunities for a period of 40 days from the date of the execution of the merger agreement. The Special Committee of the Board of Directors of AFN has instructed its investment banker, Stifel, Nicolaus & Company, Incorporated, to assist the Special Committee in evaluating any potentially superior opportunities.

Upon the closing of the transaction, Daniel Cohen, Chairman of Cohen & Company, will retain the role of Chairman and assume the role of Chief Executive Officer of AFN. Christopher Ricciardi, Chief Executive

Officer of Cohen & Company, will serve as President of AFN and Chief Executive Officer of the combined company’s Capital Markets business. Joseph Pooler, Chief Financial Officer of Cohen & Company, will become the Chief Financial Officer of AFN.

In the near term, the merger of the two companies is expected to provide the combined entity with enhanced financial resilience, synergies and economies of scale to better manage through current market conditions. The transaction is expected to be accretive to AFN shareholders. AFN’s business model will shift from a capital investment company to an operating company with various types of revenue streams and positive cash flow from operations.

Over the medium to long term, the combination creates a platform specializing in credit related fixed income trading and management and a combined company with greater capital resources to pursue opportunistic initiatives in a distressed market, which may include potential acquisitions of other asset management and investment firms.

Daniel Cohen, Chairman of AFN and Cohen & Company, said, “This agreement is a critical milestone towards a transaction that we believe will preserve value for AFN shareholders in the near-term, while providing significant potential value enhancement opportunities over the medium to long term. The fixed income and structured credit markets continue to be faced with significant challenges and dislocation. For companies with deep industry expertise and financial resources, this dislocation creates multiple opportunities for: value creation through strategic investments and acquisitions at attractive valuations; providing credit fixed income trading services to institutional investors that are currently underserved in this space; recruiting and retaining the best and brightest in the industry; and originations and underwriting of debt issuances as required by clients.”

Lance Ullom, Chairman of the Special Committee of the Board of Directors of AFN – a group comprised solely of independent directors that negotiated the transaction on behalf of AFN and recommended it to the AFN Board of Directors – said, “After an extensive review process undertaken in consultation with our independent financial and legal advisors, and following our examination of a broad range of strategic alternatives, the independent committee of AFN’s Board has unanimously concluded that this transaction offers AFN shareholders the best route forward for both near-term value preservation and long run value creation. Through this transaction, AFN shareholders will transition from ownership of a passive investment entity with a portfolio of credit sensitive investments to being the owners of an operating company that we believe is positioned for future growth. ”

The merged company will generate diversified revenue and fee income streams through the following three operating segments:

•

Capital Markets – This business consists of sales and trading, as well as origination, structuring, and placement of fixed income securities through Cohen & Company’s broker dealer subsidiary, Cohen & Company Securities, LLC.

Additionally, this business provides corporate debt originations and new issue securitizations for a wide variety of corporate clients with a historical focus on the financial services industry.

•

Asset Management – This business serves the needs of client investors by managing assets within a variety of investment vehicles, including investment funds, permanent capital vehicles, and collateralized debt obligations.

This business will also seek to generate fee income through strategic “roll up” acquisitions of credit fixed income contracts at attractive valuations and through the seeding and formation of additional investment vehicles.

•

Principal Investing – This business is comprised primarily of AFN’s investment portfolio and Cohen & Company’s seed capital in certain investment vehicles and the related gains and losses that they generate.

The transaction, which is expected to close during the second half of 2009, is subject to a number of closing conditions, including the receipt of third party consents and other conditions set forth in the definitive agreement. In addition, the transaction is subject to approval by the affirmative vote of a majority of the votes cast by holders of AFN common stock, provided that the number of votes cast on the matter is over 50% of the votes entitled to be cast on the proposal. A meeting of AFN stockholders to consider and vote on the transaction is expected to be held in the second half of 2009.

The special committee of AFN’s Board was provided a fairness opinion for the proposed transaction by Stifel, Nicolaus & Company, Incorporated, and Cooley Godward Kronish LLP served as its independent counsel. Clifford Chance US LLP served as AFN’s legal advisor. WolfBlock LLP served as legal advisor to Cohen & Company.

Conference Call

AFN will host a listen-only conference call on Monday, February 23, at 10:00 a.m. Eastern Time. Interested parties can listen to the live webcast of our conference by clicking on the webcast link on AFN’s Homepage at www.alescofinancial.com. A presentation describing the transaction and the pro forma combined company will also be available on our homepage. The conference call may also be accessed by dialing 866-831-6272 or, for those calling from overseas, 617-213-8859 about 10 minutes in advance of the scheduled time. A replay of the conference call will be available for two weeks at 888-286-8010, pass code 38055071.

Additional Information About the Merger and Where to Find It

In connection with the proposed merger, AFN will file with the SEC a Registration Statement on Form S-4 which will include proxy statements of AFN and Cohen & Company and a prospectus of AFN. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS CAREFULLY AND IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The definitive proxy statement will be mailed to AFN’s stockholders. In addition, stockholders will be able to obtain the proxy statement/prospectus and all other relevant documents filed by AFN with the SEC free of charge at the SEC’s website www.sec.gov or from Alesco Financial Inc., Attn: Investor Relations, 2929 Arch Street, 17th Floor, Philadelphia, PA 19104.

Participants in the Solicitation

AFN’s and Cohen & Company’s directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of AFN in favor of the proposed merger.

Information about the directors and executive officers of AFN and their ownership of AFN stock is set forth in AFN’s proxy statement filed with the SEC on April 29, 2008. Investors may obtain additional information regarding the interests of such participants by reading the proxy statement/prospectus for the proposed merger when it becomes available. Stockholders may obtain these documents from the SEC or AFN using the contact information above.

Forward-Looking Statements

Information set forth in this release contains forward-looking statements, which involve a number of risks and uncertainties. AFN cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained or implied in the forward-looking information. Such forward-looking statements include, but are not limited to, statements about the benefits of the business combination transaction involving AFN and Cohen & Company, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions and other statements that are not historical facts.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: factors that affect the timing or ability to complete the transactions contemplated herein; the ability of both companies to satisfy all necessary closing conditions, including obtaining a financing commitment; the risk that the business will not be integrated successfully; the risk that cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with lenders, other counterparties, or employees; competition and its effects on pricing, spending, third-party relationships and revenues; the failure of the companies to successfully execute their business plans, gain access to additional financing and the cost of capital. Additional factors that may affect future results are contained in AFN’s filings with the SEC, which are available at the SEC’s website www.sec.gov.

All future written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referenced above. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. We assume no obligation to update any forward-looking statements or other information in this press release.

About Cohen & Company

Cohen & Company is an investment firm specializing in credit related fixed income investments with approximately $23 billion in assets currently under management in credit securities and other funds and investments across multiple asset classes. Through Cohen & Company Securities, LLC, the company also provides institutional broker-dealer services focused on debt securities. With offices in Philadelphia, New York, Chicago, Los Angeles, Washington DC, Paris, London and Tokyo, Cohen & Company serves a diverse international network of institutional and individual clients. For more information about Cohen & Company, we encourage you to visit www.cohenandcompany.com.

About Alesco Financial Inc.

Alesco Financial Inc. (NYSE: AFN) is a specialty finance real estate investment trust (REIT) that focuses on investments in Trust Preferred Securities (TruPS), Mortgage Backed Securities (MBS) and Corporate Loan Obligations (CLO). AFN is externally managed by Cohen & Company.

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Contact:

Alesco Financial Investor Relations	Cohen & Company / Alesco Financial Media Relations

John Longino	Joseph Kuo / David Lilly
Chief Financial Officer, Alesco Financial Inc.	Kekst and Company
215-701-8952	212-521-4863
info@alescofinancial.com	joe-kuo@kekst.com